SUB-ITEM 77I



CREATION OF SHARE CLASS

MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund, each a series of MFS Series Trust V (the "Trust"), established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 82 to the Registration Statement of MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2018 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.